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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-162679 on Form S-8 of our report relating to the consolidated financial statements of PennyMac Mortgage Investment Trust dated March 11, 2010, appearing in the Annual Report on Form 10-K of PennyMac Mortgage Investment Trust for the period from August 4, 2009 (commencement of operations) to December 31, 2009.

/s/ Deloitte & Touche LLP
Los Angeles, California
March 11, 2010

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM